Exhibit 10.1

AMENDMENT NO. 1

TO

PURCHASE OPTION AGREEMENT

AMENDMENT NO. 1, dated December 14, 2006 (the “Amendment”), to the PURCHASE OPTION AGREEMENT, dated June 9, 2005 (the “Agreement”), by and among EXELIXIS, INC., a Delaware corporation (“Exelixis”), SYMPHONY EVOLUTION HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and SYMPHONY EVOLUTION, INC., a Delaware corporation (“Symphony Evolution”). Terms used but not defined herein shall have that meaning ascribed to them in the Agreement.

WHEREAS, in consideration for certain amendments of the Amended and Restated Research and Development Agreement, the Parties desire to amend Section 2 of the Agreement to permit Exelixis to pay up to 100% of Purchase Price in shares of Exelixis Common Stock; and

WHEREAS, the parties desire that shares of Exelixis Common Stock representing 33% of the total Purchase Price may be sold immediately following the Purchase Option Closing Date, an additional 33% of the shares may be sold after 90 days following the Purchase Option Closing Date and the remainder of the shares may be sold after 180 days following the Purchase Option Closing Date.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

AMENDMENT

1.1. Amendment of Section 2(c). Section 2(c), Form of Payment, of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Form of Payment. Subject to Sections 2(a) and 2(e), the Purchase Price may be paid in cash or in a combination of cash and Exelixis Common Stock, at the sole discretion of Exelixis. For the avoidance of doubt, the value of Exelixis Common Stock (determined in accordance with Section 2(e) hereof) delivered in connection with the exercise of the Purchase Option may constitute up to 100% of the total consideration to be tendered for payment of the Purchase Option Exercise Price, calculated using the Exelixis Common Stock Valuation (as defined herein) procedure. At the time of the exercise of the Purchase Option, Exelixis may propose to Holdings that Exelixis issue convertible debt securities to Holdings as full or partial consideration for the purchase price, and Holdings shall, in its sole discretion, be entitled to accept or reject such proposal or agree to other terms of such convertible debt with Exelixis.”

1.2. Amendment of Section 2. Section 2 of the Agreement is hereby amended to add a new sub-section 2(k) to read as follows:

“(k) Orderly Distribution. Holdings agrees (and agrees to cause its members and any subsequent transferees thereof to so agree) that each holder who receives shares of Exelixis Common Stock issued pursuant to Section 2(c) hereof:

(i) will be entitled to sell immediately following the Purchase Option Closing Date the number of shares of Exelixis Common Stock representing an aggregate value as of the Purchase Option Closing Date, as determined in accordance with Section 2(e) of the Agreement, equal to 33% of the total Purchase Price (which may be comprised of cash, convertible debt and Exelixis Common Stock) such holder receives in consideration of its direct or indirect investment in Symphony Evolution;

(ii) will not sell or otherwise transfer, except in a private placement where the transferee agrees to the restrictions set forth herein, for the period of 90 days after the Purchase Option Closing Date such shares of Exelixis Common Stock in excess of the number of shares representing an aggregate value as of the Purchase Option Closing Date, as determined in accordance with Section 2(e) of the Agreement, equal to 33% of the total Purchase Price (which may be comprised of cash, convertible debt and Exelixis Common Stock) such holder receives in consideration of its direct or indirect investment in Symphony Evolution (such shares that are subject to the 90-day transfer restrictions are referred to herein as the “90-Day Lock-up Shares”);

(iii) will not sell or otherwise transfer, except in a private placement where the transferee agrees to the restrictions set forth herein, for the period of 180 days after the Purchase Option Closing Date such shares of Exelixis Common Stock in excess of the number of shares representing an aggregate value as of the Purchase Option Closing Date, as determined in accordance with Section 2(e) of the Agreement, equal to 66% of the total Purchase Price (which may be comprised of cash, convertible debt and Exelixis Common Stock) such holder receives in consideration of its direct or indirect investment in Symphony Evolution (such shares that are subject to the 180-day transfer restrictions are referred to herein as the “180-Day Lock-up Shares”); and

(iv) will be entitled to sell or otherwise transfer for the period commencing on the day 181 days after the Purchase Option Closing Date and thereafter all shares, without any lock-up restrictions;

provided, however, that the foregoing restrictions shall not prevent a holder that is an investment fund from distributing its shares of Exelixis Common Stock to its partners or members who agree to be similarly bound. The shares of Exelixis Common Stock that are 90-Day Lock-up Shares and 180-Day Lock-up Shares shall be represented by share certificates having legends reflecting the restrictions of this Section 2(k) applicable to the 90-Day Lock-up Shares and the 180-Day Lock-up Shares, as applicable and provide that such legend expires without further action by the holder thereof or Exelixis on the applicable expiration date therefor. Upon the request of Holdings, Exelixis shall reasonably consider eliminating all or a part of the foregoing restrictions if favorable market conditions exist for the sale of Exelixis Common Stock subject to the foregoing restrictions.”

1.3. Conforming Amendments. Any provisions in the Agreement or any other Operative Document referring to Exelixis’ ability to pay or otherwise relating to the procedures by which Exelixis may pay part of the Purchase Price in Exelixis Common Stock are hereby amended such that Exelixis may pay all or part of the Purchase Price in Exelixis Common Stock by and in accordance with this Amendment. If there is any conflict between the Amendment and the Operative Documents, the Amendment shall control.

ARTICLE 2

MISCELLANEOUS

2.1. Entire Agreement. This Amendment constitutes the entire agreement between the Parties with respect to the matters covered hereby, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Amendment supersedes all prior agreements and understanding with respect to such matters between the Parties.

2.2. Amendment; Successors; Assignment; Counterparts.

(a) The Agreement, as amended hereby, shall remain and continue in full force and effect.

(b) The terms of the Agreement, as amended by the Amendment, shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

(c) Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Amendment or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

(d) This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Amendment.

2.3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

2.4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year above written.

SYMPHONY EVOLUTION HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its general partner

By:	Symphony GP, LLC,
its general partner

By:	/s/ Mark Kessel
Name:	Mark Kessel
Title:	Managing Member

SYMPHONY EVOLUTION, INC.

By:	/s/ Harri Taranto
Name:	Harri V. Taranto
Title:	Chairman of the Board

EXELIXIS, INC.

By:	/s/ Chris Pereira
Name:	Christoph Pereira
Title:	Vice President, Legal Affairs and Secretary